Exhibit 1.1

GDS Holdings Limited

_____ American Depositary Shares

Representing

_____ Class A Ordinary Shares

Underwriting Agreement

_______________, 2016

(in alphabetical order)

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, NY 10281

China Renaissance Securities (Hong Kong) Limited

Units 8107-08, Level 81, International Commerce Centre

1 Austin Road West

Kowloon, Hong Kong

As Representative of the
several Underwriters listed
in Schedule 1 hereto

Ladies and Gentlemen:

GDS Holdings Limited, an exempted company incorporated in the Cayman Islands (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of _______ American Depositary Shares (the “ADSs”), each representing _______ Class A ordinary shares, par value $0.00005 per share (the “ Ordinary Shares”), of the Company (the “Underwritten Shares”).  In addition, the Company proposes to issue and sell, at the option of the Underwriters, up to an additional ________ ADSs of the Company (the “Option Shares”).  The Underwritten Shares and the Option Shares are herein referred to as the “Shares”.

The Company hereby acknowledges that, as part of the proposed offering of the ADSs, it has requested Piper Jaffray & Co., and Piper Jaffray & Co. has agreed, to administer a directed share program (the “Directed Share Program”) under which up to 5% of the ADSs to be purchased by the Underwriters (the “Reserved ADSs”), shall be reserved for purchase at the initial public offering price by the Company’s directors, officers, employees and business associates as designated by the Company (the “Directed Share Participants”) as part of the distribution of the ADSs by the Underwriters, subject to the terms of this Underwriting Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. The number of ADSs available for sale to the general public will be reduced to the extent that Directed Share Participants purchase Reserved ADSs. The Underwriters may offer any Reserved ADSs not purchased by Directed Share Participants to the general public on the same basis as the other ADSs being sold hereunder. The Company has supplied Piper Jaffray & Co. with the names, addresses and telephone numbers of the individuals or other entities which the Company has designated to be participants in the Directed Share Program. It is understood that any number of those so designated to participate in the Directed Share Program may decline to do so.

The Shares are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of _______, among the Company, JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and holders and beneficial owners from time to time of the Shares.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1.             Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form F-1 (File No. 333- 213951), including a prospectus, relating to the Ordinary Shares underlying the Shares (the “Underlying Ordinary Shares”).  Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares.  If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration

Statement.  The Company has also filed with the Commission a registration statement on Form F-6 (File No. 333-214177) covering the registration of the Shares under the Securities Act (at any particular time, such registration statement, in the form then on file with the Commission, including all exhibits thereto, shall be referred to as the “ADS Registration Statement”). The Company has also filed a registration statement on Form 8-A (File No. 001-37925) to register the Shares and the Underlying Ordinary Shares in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) (at any particular time, such registration statement, in the form then on file with the Commission, including all exhibits thereto, shall be referred to as the “Exchange Act Registration Statement”).  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated October 19, 2016 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means _______ [A/P].M. New York City time, on _______, 2016.

2.             Purchase of the Shares.  (a)  The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this underwriting agreement (this “Agreement”), and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per ADS (the “Purchase Price”) of $_______ from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto.

In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.  If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 12 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company.  Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 12 hereof).  Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b)           The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Pricing Disclosure Package.  The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(c)           Payment for the Shares shall be made by wire transfer in immediately available funds to the accounts specified by the Company to the Representatives in the case of the Underwritten Shares, at the offices of Fenwick & West LLP, at Unit 908, 9th floor, Kerry Parkside Office, No. 1155 Fang Dian Road, Pudong New Area, Shanghai, P.R. China at [10:00] A.M., New York City time, on _____ , 2016, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares.  The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date” and each time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Shares to be purchased on the Closing Date or each Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares on the Closing Date or each Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company.  Delivery of the ADSs shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

(d)           The Company acknowledges and agrees that  neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with their own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto.  Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.             Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter that:

(a)           Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof.

(b)           Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of each Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof.  No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c)           Issuer Free Writing Prospectus.  Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives.  Each such Issuer Free Writing Prospectus, as set forth in Annex A, complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of each Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary

Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof.

(d)           Emerging Growth Company.  From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).  “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(e)           Testing-the-Waters Materials.  The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representatives named in Exhibit A hereto have been authorized to act on its behalf in undertaking Testing-the-Waters Communications by virtue of a writing substantially in the form of Exhibit A hereto.  The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Annex B hereto.  “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.  Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and, when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of each Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)            Registration Statement and Prospectus.  The Registration Statement and the ADS Registration Statement have been declared effective by the Commission, and the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act.  The Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement are not proposed to be amended.  No order suspending the effectiveness of the Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the best knowledge of the Company after due inquiry, threatened by the Commission; as of the applicable effective date of the Registration Statement and the ADS Registration Statement and any post-effective amendment thereto, the Registration Statement and the ADS Registration Statement and any such post-effective amendment complied and will comply in all respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; as of the applicable effective date of the Exchange Act Registration Statement and any post-effective amendment thereto, the Exchange

Act Registration Statement and any such post-effective amendment complied and will comply in all respects with the Exchange Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of each Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof.

(g)           Financial Statements.  The consolidated financial statements (including the related notes thereto) of the Company and its subsidiaries, consolidated variable interest entities and the subsidiaries of the consolidated variable interest entities (collectively, the “Controlled Entities”) and the consolidated financial statements (including the related notes thereto) of EDC Holding Limited and its Controlled Entities included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly the financial position of the Company and its Controlled Entities as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its Controlled Entities and presents fairly the information shown thereby.

(h)           No Material Adverse Change.  Since the end of the period covered by the most recent audited financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of Ordinary Shares upon conversion of preferred shares, the issuance of Ordinary Shares in connection with share-based awards pursuant to existing equity incentive plans as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus), short-term debt, long-term debt, net current assets or net assets of the Company or any of its Controlled Entities, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock; (ii) there has been no  material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its Controlled Entities taken as a whole; (iii) neither the Company nor any of its Controlled Entities has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its Controlled Entities taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Controlled Entities taken as a whole; (iv) neither the Company nor any of its Controlled Entities has sustained any loss or interference with its business that is material to the Company and its Controlled Entities taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i)            Good Standing of the Company.  The Company has been duly incorporated and is validly existing and in good standing under the laws of the Cayman Islands, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The memorandum and articles of association  of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. Except as set forth in the exhibits to the Registration Statement, no change will be made to any such constitutional documents on or after the date of this Agreement through and including the Closing Date and each Additional Closing Date.

(j)            Controlled Entities.  The Company does not own or control, directly or indirectly, any corporation, partnership, joint venture, association or other entity, which is a “significant subsidiary” as defined under Rule 1-02 of Regulation S-X under the Exchange Act, other than the subsidiaries, consolidated variable interest entities and the subsidiaries of the consolidated variable interest entities listed in Exhibit 21.1 to the Registration Statement.  Each Controlled Entity of the Company has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, and except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). All of the issued and outstanding capital stock or other equity interests of each Controlled Entity of the Company has been duly authorized and validly issued and is fully paid and nonassessable, and with respect to Guojin Technology (Kunshan) Co., Ltd. only, its unpaid registered capital will be timely paid in due course.; except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, the capital stock or other equity interests of each subsidiary of the Company is owned by the Company, directly or through subsidiaries, free and clear of any lien, charge, defect, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party; the capital stock of each consolidated variable interest entity is owned by such individuals as disclosed under the caption “Our History and Corporate Structure” of the Registration Statement, the Pricing Disclosure Package and the Prospectus, free and clear of any lien, charge, defect, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party except for those encumbrances on the equity interests of such consolidated variable interest entity as provided in the Control Agreements (as defined below); the capital stock or other equity interests of each subsidiary of a consolidated variable interest entity is owned by one or more consolidated variable interest entities, directly or through subsidiaries, free and clear of any lien, charge, defect, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party; and the memorandum and articles of association or other constitutional or organizational documents of each Controlled Entity of the Company comply with the requirements applicable in their respective jurisdictions of incorporation and are in full force and effect.

(k)           Capitalization.  The Company has an authorized share capital as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding Ordinary Shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares or other equity interest in the Company or any of its Controlled Entities, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any share capital of the Company or any such Controlled Entity, any such convertible or exchangeable securities or any such rights, warrants or options; the share capital of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(l)            Corporate Structure and Control Agreements.  Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of the current contractual arrangements and agreements enabling the Company to exercise effective control over and consolidate the financial statements of the consolidated variable interest entities and their respective subsidiaries (collectively, the “Control Agreements”) has been duly authorized, executed and delivered by the parties thereto and constitutes a legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, and does not violate any requirements of laws of the People’s Republic of China (the “PRC”).  Each of the parties to the Control Agreements has the power and capacity (corporate or otherwise) to enter into and to perform its obligations under such Control Agreements and has, to the extent applicable, taken all necessary corporate actions to authorize the performance of the Control Agreements.  All required Authorizations (as defined below) in respect of the Control Agreements to ensure the legality and enforceability of each of the Control Agreements have been duly obtained and no further Authorizations are required in connection with the Control Agreements or the performance of the terms thereof and no stamp duty or similar tax is required to be paid in connection with the Control Agreements, except that the future exercise of the call options under the Control Agreements shall be approved and/or registered by the relevant Governmental Agencies and the equity pledge under the Control Agreements shall be continually registered with the relevant Governmental Agencies.  The execution, delivery and performance of each of the Control Agreements by the parties thereto, and the consummation of the transactions contemplated thereunder, do not and will not (A) result in any violation of the memorandum and articles of association, charter, by-law or other constituent documents (if any) or Authorizations of any of the parties to the Control Agreements; (B) except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and

the Prospectus, result in any violation of, or penalty under, any PRC laws; or (C) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any other contract, license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of the Controlled Entities is a party or by which any of them is bound or to which any of their properties or assets is subject, except, in the case of (C) above, as would not, individually or in the aggregate, have a Material Adverse Effect. The corporate structure of the Company (including the shareholding structure of each of the Controlled Entities) as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus does not, and immediately following the offer and sale of the Shares will not violate, breach, contravene or otherwise conflict with any applicable PRC laws. There have been no legal, arbitration, government or other legal proceedings challenging the legality or validity of the corporate structure of the Company pending before or, to the Company’s knowledge, threatened by any governmental or regulatory authority or court (“Governmental Agency”), any arbitrator or any other person. The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Controlled Entities, through its rights to authorize the shareholders of the Controlled Entities to exercise their voting rights.

(m)          Stock Awards.  With respect to the stock awards granted pursuant to the employee performance incentive plans of the Company and its Controlled Entities, (i) each such grant was duly authorized by all necessary corporate action, including, as applicable, approval and/or ratification by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, (ii) each such grant was made in accordance with the terms of the employee performance incentive plans and all applicable laws and regulatory rules or requirements, and (iii) each such grant was properly accounted for in accordance with U.S. GAAP in the financial statements (including the related notes) of the Company. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, stock awards prior to, or otherwise coordinating the grant of stock awards with, the release or other public announcement of material information regarding the Company or its Controlled Entities or their results of operations or prospects.

(n)           Due Authorization.  The Company has full right, power and authority to execute and deliver this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all actions required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly taken.

(o)           Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(p)           Deposit Agreement.  The Deposit Agreement has been duly authorized by the Company and, when duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Upon due execution and delivery by the Depositary of American depositary receipts (“ADRs”) evidencing the Shares and the deposit of the Underlying Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such Shares will be duly and validly issued and the persons in whose names the Shares are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the Shares will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(q)           The Shares and Underlying Ordinary Shares.  The Shares and the Underlying Ordinary Shares to be issued and sold by the Company hereunder and under the Deposit Agreement and all other outstanding shares of the Company have been duly authorized by the Company. The authorized share capital of the Company is as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus. All outstanding shares of the Company are, and the Shares and the Underlying Ordinary Shares when issued and delivered and paid for as provided herein will be, duly and validly issued, fully paid and nonassessable and not subject to any security interest, other encumbrances or adverse claims, and such Shares and the Underlying Ordinary Shares will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The issuance of the Shares and the Underlying Ordinary Shares is not subject to any preemptive or similar rights of any security holder that have not been satisfied or waived.

(r)            Descriptions of the Transaction Documents.  Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(s)            No Violation or Default.  Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its Controlled Entities is (i) in violation of its respective memorandum and articles of association, charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Controlled Entities is a party or by which the Company or any of its Controlled Entities is bound or to which any property or asset of the Company or any of its Controlled Entities is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its Controlled Entities taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (a “Material Adverse Effect”).

(t)            No Conflicts.  The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Shares and the Underlying Ordinary Shares by the Company, the deposit of the Underlying Ordinary Shares with the Depositary against issuance of the Shares and the consummation by the Company of the transactions contemplated by the Transaction Documents or the Pricing Disclosure Package and the Prospectus

will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification, repurchase, repayment, redemption or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its Controlled Entities pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Controlled Entities is a party or by which the Company or any of its Controlled Entities is bound or to which any property, right or asset of the Company or any of its Controlled Entities is subject, (ii) result in any violation of the provisions of the memorandum and articles of association or other constitutional or organizational documents of the Company or any of its Controlled Entities or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(u)           No Consents Required.  No consent, approval, authorization, order, license, permit, registration, declaration, filing or qualification of or with any Governmental Agency (“Authorizations”), is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Shares or the Underlying Ordinary Shares, the deposit of the Underlying Ordinary Shares with the Depositary against issuance of the ADRs evidencing the Shares, and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Shares and the Underlying Ordinary Shares under the Securities Act and listing of the Shares on the NASDAQ (as defined below) and such Authorizations as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares and the Underlying Ordinary Shares by the Underwriters.

(v)           Listing. The Shares have been approved for listing on the NASDAQ.

(w)          Legal Proceedings.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its Controlled Entities is or may be a party or to which any property of the Company or any of its Controlled Entities is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its Controlled Entities, could reasonably be expected to have a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Shares; no such Actions are threatened or, to the knowledge of the Company, contemplated by any Governmental Agency or others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(x)           Directors and Executive Officers.  To the knowledge of the Company, the Company’s directors, director nominees and executive officers are not a party to any legal, governmental or regulatory proceedings that would result in such director, director nominee or executive officer to be unsuitable for his or her position on the Company’s Board of Directors or in the Company.

(y)           Independent Accountants.  KPMG Huazhen LLP, who has certified certain financial statements of the Company and its Controlled Entities and financial statements of EDC Holding Limited and its Controlled Entities, is an independent registered public accounting firm with respect to the Company and its Controlled Entities within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(z)           Title to Real and Personal Property.  The Company and its Controlled Entities have good and marketable title in fee simple (in the case of real property) to, or, except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets, that are material to the respective businesses of the Company and its Controlled Entities, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Controlled Entities or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(aa)         Title to Intellectual Property.  Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, the (i) Company and its Controlled Entities own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, inventions, know-how, trade secrets, systems, procedures and proprietary or confidential information (collectively, “Intellectual Property”) used in the conduct of their respective businesses as presently conducted, or as proposed to be conducted in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; (ii) the Company and its Controlled Entities’ conduct of their respective businesses does not, to the Company’s knowledge, infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Company and its Controlled Entities have not received any written notice of any claim relating to Intellectual Property; (iv) to the Company’s knowledge, the Intellectual Property of the Company and its Controlled Entities is not being infringed, misappropriated or otherwise violated by any person; (v) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any Controlled Entity’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (vi) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (vii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any Controlled Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (viii) none of the Intellectual Property used by the Company or the Controlled Entities in their businesses has been obtained or is being used by the Company or the Controlled Entities in violation of any contractual obligation binding on the Company, any of the Controlled Entities in violation of the rights of any persons, except in each case covered by clauses (i) through (vii) above such as would not, if determined adversely to the Company or any of the Controlled Entities, individually or in the aggregate, have a Material Adverse Effect

(bb)         No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its Controlled Entities, on the one hand, and the directors, executive officers, shareholders, customers, suppliers or other affiliates of the Company or any of its Controlled Entities, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.  The Company has not, directly or indirectly, including through any of the Controlled Entities: (A) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company or any of the Controlled Entities, or to or for any family member or affiliate of any director or executive officer of the Company or any of the Controlled Entities; or (B) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company or any of the Controlled Entities, or any family member or affiliate of any director or executive officer, that (x) is outstanding on the date hereof and (y) constitutes a material violation of any applicable law or regulation.

(cc)         Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof received by the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(dd)         Taxes.   The Company and its Controlled Entities have paid all national, provincial, state, municipal, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except (i) with respect to taxes that are currently being contested in good faith and with respect to which adequate reserves have been provided in accordance with U.S. GAAP or (ii) for any failure to pay such taxes or file such returns that would not, individually or in the aggregate, have a Material Adverse Effect; and except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its Controlled Entities or any of their respective properties or assets, except for any tax deficiency that would not, individually or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, no tax investigation is currently pending against the Company or any of the Controlled Entities.  The provisions included in the audited consolidated financial statements as set out in the Registration Statement, the Pricing Disclosure Package and the Prospectus included appropriate provisions required under U.S. GAAP for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or might reasonably be expected thereafter to become or have become liable.

(ee)         Licenses and Permits.  Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its Controlled Entities possess, and are in compliance with the terms of, all Authorizations that are necessary or material for the ownership or lease of their respective properties or the conduct of their respective businesses now conducted or as proposed to be conducted in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its Controlled Entities has received notice of any revocation or modification of any such Authorizations or has any reason to believe that any such Authorizations will not be renewed in the ordinary course. In particular, except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its Controlled Entities have obtained all Authorizations required under PRC national and local laws, regulations and rules applicable to the provision of value-added telecommunications services, including, without limitation, internet data center licenses (“IDC Licenses”) that are held, or which coverage has been expanded to, all Controlled Entities to the extent such IDC Licenses are required pursuant to applicable laws, rules and regulations, including by virtue of the services provided by such Controlled Entities and the geographical scope of the services so provided.  Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company’s current business arrangement in relation to the provision of internet data center services, including the Controlled Entities that provide such services,  the types and geographical scope of services so provided, and the Authorizations (including IDC Licenses) held by the Controlled Entities, does not violate any applicable laws, regulations and rules.

(ff)          No Labor Disputes.  No labor disturbance by or dispute with employees of the Company or any of its Controlled Entities exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its Controlled Entities’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.  Neither the Company nor any of its Controlled Entities has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(gg)         No Undisclosed Benefits.  Except as disclosed in each of the Registration Statement, Pricing Disclosure Package and Prospectus, neither the Company nor any of the Controlled Entities has any material obligation to provide retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any of the Controlled Entities.

(hh)         Certain Environmental Matters.  Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) the Company and its Controlled Entities (A) are, and at all prior times were, in compliance with any and all applicable laws, rules, regulations, requirements, decisions, judgments, decrees and orders relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (B) have received and are in compliance with all Authorizations required of them under any Environmental Laws to conduct their respective businesses; (C) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (D) are not conducting or paying for, in whole or in part, and investigation, remediation or other corrective action pursuant to any Environmental law at the location; and (E) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its Controlled Entities, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Pricing Disclosure Package and the Prospectus, (A) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its Controlled Entities under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (B) the Company and its Controlled Entities are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its Controlled Entities, and (C) none of the Company or its Controlled Entities anticipates material capital expenditures relating to any Environmental Laws.

(ii)           Disclosure Controls.  The Company and its Controlled Entities maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(jj)           Accounting Controls.  The Company, the Controlled Entities and the Company’s board of directors are in compliance with the Sarbanes-Oxley Act (as defined below) and all applicable rules of the NASDAQ. The Company and its Controlled Entities maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act), comply with the requirements of the Exchange Act, which are applicable to them, and that has been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP.  The Company and its Controlled Entities maintain internal controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  There are no material weaknesses in the Company’s internal control over financial reporting.  The internal controls are, or upon the consummation of the offering of the Shares will be, overseen by the Audit Committee (“Audit Committee”) of the Board of Directors

of the Company in accordance with the rules of the NASDAQ. The Company’s auditors and the Audit Committee or the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls which have materially adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s  internal controls.  The Company has not publicly disclosed or reported to the Audit Committee or the Board of Directors, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board of Directors, a significant deficiency, material weakness, change in the design or operation of internal controls, or fraud involving management or other employees who have a significant role in the Company’s internal controls, or any violation of, or failure to comply with, Securities Laws.

(kk)         Insurance.  Except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its Controlled Entities have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, which insurance is in amounts and insures against such losses and risks in amounts and of the type as the Company and its Controlled Entities and their respective businesses, reasonably believes are and prudent and customary for the businesses in which they are engaged; and all policies of insurance insuring the Company or any of its Controlled Entities or their respective businesses, assets, employees, officers and directors are in full force and effect. The Company and its Controlled Entities are in compliance with the terms of all such policies and instruments in all material respects, and there are no claims by the Company or any of its Controlled Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.  Neither the Company nor any of its Controlled Entities has (i) been refused any insurance coverage sought or applied for; (ii) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.  There is no material insurance claim made by or against the Company or any of its Controlled Entities, pending, outstanding, or to the Company’s best knowledge, threatened, and no facts or circumstances exist which would reasonably be expected to give rise to any such claim.

(ll)           No Unlawful Payments.  Neither the Company nor any of its Controlled Entities, nor any director, supervisor, officer, manager or employee of the Company or any of its Controlled Entities, nor, to the knowledge of the Company, any representative, affiliate or other person  acting on behalf of the Company or any of its Controlled Entities has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken, or will make or take, an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment, giving of money, property, gifts, benefit or anything else of value to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office, including in order to influence official action or secure an improper advantage; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any applicable law, rule or regulation of the Cayman Islands, PRC or Hong Kong, or any other applicable anti-bribery or anti-corruption law;  (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; or (v) will directly or indirectly use the proceeds of the offering of the Shares hereunder in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment, giving of money, property, gifts, benefit or anything else of value, to any person in violation of any applicable anti-corruption law. The Company and its Controlled Entities have instituted, maintained and enforced, and will continue to maintain and enforce adequate policies and procedures that are designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(mm)      Compliance with Anti-Money Laundering Laws.  The operations of the Company and its Controlled Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering laws, rules and regulations of all jurisdictions where the Company or any of its Controlled Entities conducts business, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Agency, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the USA Patriot Act of 2001, the Bank Secrecy Act, and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Agency involving the Company or any of its Controlled Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.  Neither the Company nor any of its Controlled Entities, nor any director, supervisor, officer, manager or employee of the Company or any of its Controlled Entities nor, to the knowledge of the Company, any representative, affiliate or other person acting on behalf of the Company or any of its Controlled Entities has violated any Anti-Money Laundering Laws.  To the extent required by applicable Anti-Money Laundering Laws, the Company and its Controlled Entities have instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable Anti-Money Laundering Laws.

(nn)         No Conflicts with Sanctions Laws.  Neither the Company nor any of its Controlled Entities, directors, executive officers or employees, nor, to the knowledge of the Company, any representative, affiliate or other person acting on behalf of the Company or any of its Controlled Entities is currently the subject or the target of any sanctions administered or enforced by the U.S.

government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Controlled Entities located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”).  Neither the Company nor any of its Controlled Entities, nor any director, supervisor, executive officer, manager or employee  of the Company or any of its Controlled Entities nor, to the knowledge of the Company, any affiliate, representative or other person acting on behalf of the Company or any of its Controlled Entities has violated any applicable laws and regulations imposing Sanctions, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder. The Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Controlled Entity, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of  Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.  For the past five years, the Company and its Controlled Entities have not knowingly engaged in and are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.  To the extent required by applicable laws and regulations imposing Sanctions, the Company and its Controlled Entities have instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable laws and regulations imposing Sanctions.

(oo)         No Broker’s Fees.  Neither the Company nor any of its Controlled Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares and the Underlying Ordinary Shares represented thereby.

(pp)         No Registration Rights.  Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no person that has the right to require the Company or any of its Controlled Entities to file a registration statement under the Securities Act with respect to any securities, or to require the Company or any of its Controlled Entities to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration filed by the Company or any of its Controlled Entities under the Securities Act, and any person to whom the Company or any of its Controlled Entities has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period (as defined below).

(qq)         No Stabilization.  None of the Company, the Controlled Entities and, to the knowledge of the Company, any director, executive officer, agent, employee, affiliate or person acting on behalf the Company and the Controlled Entities, has taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(rr)           Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ss)          Accurate Disclosure.  The statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforcement of Civil Liabilities,” “Our History and Corporate Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulations,” “Management,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sale,” “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown. The preceding sentence, insofar it relates to statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Underwriting”, does not apply to information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement, the Pricing Disclosure Package and the Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof.

(tt)           Critical Accounting Policies.  The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” in the Registration Statement, the Pricing Disclosure Package and the Prospectus accurately and fully, in all material respects, describes (i) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, (ii) judgments and uncertainties affecting the application of the foregoing critical accounting policies and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.  The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and have consulted with the Company’s independent registered public accounting firm with regard to such disclosure.

(uu)         Liquidity and Capital Resources.  The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources”

in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly and accurately, in all material respects, describes all trends, demands, commitments, events, uncertainties and risks and the potential effects thereof known to the Company, that the Company believes would materially affect its liquidity and are reasonably likely to occur. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Off-Balance Sheet Commitments and Arrangements” in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly and accurately, in all material respects, describes all off-balance sheet transactions, arrangements, commitments and obligations of the Company or the Controlled Entities that are reasonably likely to have a material effect on the liquidity of the Company or its Controlled Entities or the availability thereof or the requirements of the Company or its Controlled Entities for capital resources.

(vv)         No Transfer Taxes.  No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the Cayman Islands, Hong Kong or the PRC, or any political subdivision or taxing authority thereof or therein, in connection with (A) the deposit with the Depositary of Underlying Ordinary Shares against the issuance of the ADRs; (B) the sale and delivery by the Company of the Shares to or for the respective accounts of the several Underwriters; (C) the allotment, issue, sale and delivery by the several Underwriters of the Shares to the initial purchasers thereof in the manner contemplated by this Agreement; or (D) the execution and delivery of this Agreement or the Deposit Agreement, except for Cayman Islands stamp duty payable if this Agreement or the Deposit Agreement is executed in or later brought into the Cayman Islands.

(ww)       Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xx)         Operating Data.  All operating data of the Company and the Controlled Entities disclosed in each of the Registration Statement, Pricing Disclosure Package and Prospectus, including but not limited to, number of customers, number of data centers, area in service, area under construction, area committed, area pre-committed, area utilized, average power density and power usage effectiveness ratio, are true and accurate in all material respects.

(yy)         Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(zz)         Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or executive officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(aaa)      No Sale, Issuance and Distribution of Shares.  The Company has not sold, issued or distributed any securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the Securities Act, other than the concurrent private placements and share-based awards issued or granted pursuant to the employee performance incentive plans or shares issued pursuant to outstanding options, rights or warrants.

(bbb)      Status under the Securities Act.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(ccc)       Directed Share Program.  On the date of this Agreement, at their applicable effective times or issue dates and as of the Closing Date or the Additional Closing Date, as the case may be, the Registration Statement, the Pricing Disclosure Package, the Prospectus, any Preliminary Prospectus and any Issuer Free Writing Prospectus, as amended or supplemented, complied, comply, or will comply, in all respects with any applicable laws or regulations of jurisdictions in which the Prospectus or any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program. No Authorization is required in connection with the offering, issuance and sale of the Reserved ADSs in any jurisdiction where the Reserved ADSs are being offered except such as have been obtained or made. The Company has not offered or sold, or caused Piper Jaffray & Co. to offer or sell, any Securities to any person under the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company, any of its Controlled Entities, or the business of the Company or its Controlled Entities.

(ddd)      Related Party Transactions.  There are no material relationships or transactions between the Company or any of its Controlled Entities on the one hand and the Company’s respective 5% or greater shareholders, affiliates, directors or executive officers, or any affiliates or members of the immediate families of such persons, on the other hand, or any other related party transactions required to be disclosed that are not disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Related Party Transactions.”

(eee)       Use of Proceeds. The application of the net proceeds received by the Company from the offering of Shares, as described in the Registration Statement, Pricing Disclosure Package and Prospectus, will not (i) result in any violation of the provisions of the memorandum and articles of association, charter or by-laws or similar organizational documents of the Company or any of its Controlled Entities, (ii) contravene or violate any applicable laws, (iii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Controlled Entities pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Controlled Entities is a party or by which the Company or any of its Controlled Entities is bound or to which any of the property or assets of the Company or any of its Controlled Entities is subject or

(iv) contravene or violate the terms or provisions of any Authorization applicable to any of the Company or any of the Controlled Entities, except in the case of clauses (iii) and (iv) above, where such contravention or default would not have a Material Adverse Effect.

(fff)        Due Authorization of Registration Statement.  Each Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, the ADS Registration Statement and the Exchange Act Registration Statement, and the filing of the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, the ADS Registration Statement and the Exchange Act Registration Statement with the Commission, have been duly authorized by and on behalf of the Company, and the Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

(ggg)       No Unapproved Marketing Documents.  The Company has not distributed and, prior to the later to occur of any delivery date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Preliminary Prospectus filed as part of the Registration Statement as originally confidentially submitted or as part of any amendment thereto, the Pricing Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus to which the Representatives have consented, as set forth on Annex A hereto.

(hhh)      Merger or Consolidation.  Neither the Company nor any of its Controlled Entities is a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or a material acquisition or disposition of assets, technologies, business units or businesses which is required to be disclosed but not so disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(iii)          Termination of Contracts.  Neither the Company nor any of its Controlled Entities has sent or received any written communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its Controlled Entities, or to the best knowledge of the Company after due inquiry, by any other party to any such contract or agreement.

(jjj)         No Immunity.  None of the Company, its Controlled Entities and any of their properties, assets or revenues is entitled to any right of immunity from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, from execution of a judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith. The irrevocable and unconditional waiver and agreement of the Company in the Transaction Documents not to plead or claim any such immunity in any legal action, suit or proceeding based on the Transaction Documents is valid and binding under the laws of the Cayman Islands, Hong Kong and the PRC.

(kkk)      Enforcement of Foreign Judgments.  Any final judgment for a fixed sum of money rendered by a New York Court (as defined below) having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon the Transaction Documents would be recognized and enforced by PRC courts, subject to conditions and restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement, Pricing Disclosure Package and Prospectus and subject to the applicable provisions of the PRC Civil Procedures Law and the General Principles of Civil Law of the PRC relating to the enforceability of foreign judgments. It is not necessary that the Transaction Documents, the Registration Statement, the Pricing Disclosure Package, the Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or the PRC. The courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the New York Court against the Company based upon the Transaction Documents under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the Cayman Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

(lll)          Valid Choice of Law.  The choice of the laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of the PRC and will be honored by courts in the PRC, subject to the conditions and restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement, Pricing Disclosure Package and Prospectus and subject to applicable provisions of the Civil Procedure Law and the General Principles of Civil Law of the PRC relating to choice of foreign laws. The choice of the laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in the Cayman Islands, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Cayman Islands. The Company has the power to submit, and pursuant to Section 19(c) of this Agreement and Section 18 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the non-exclusive jurisdiction of the New York Courts (as defined below) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and authorize, and pursuant to Section 19(c) of this Agreement and Section 18 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized, an agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement, the Registration Statement, the ADS Registration Statement or the offering of the Shares in the Borough of Manhattan in The City of New York, and service of process in any manner permitted by applicable laws effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided hereof or in the Deposit Agreement.

(mmm)  SAFE Compliance.  Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of the Company and the Controlled Entities has taken all necessary steps to comply with, and to ensure compliance by all of the Company’s direct or indirect shareholders who are, or to the Company’s knowledge, are directly or indirectly owned or controlled by, PRC residents or PRC citizens with any applicable rules and regulations of the State Administration of Foreign Exchange of the PRC (the “SAFE Rules and Regulations”), including, without limitation, requiring each shareholder, that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations. Subject to the uncertainty as to the application and interpretation of the Notice on Issues Relating to the Administration of Foreign Exchange for Overseas Investment and Financing and Reverse Investment by Domestic Residents via Special Purpose Vehicles which was promulgated by the State Administration of Foreign Exchange of the PRC on July 4, 2014, each Controlled Entity of the Company established in the PRC has completed all relevant registration and other procedures required under SAFE Rules and Regulations. The Company has urged its current shareholders and beneficial owners of the Company who are, to the Company’s knowledge, PRC residents or PRC citizens, to comply with all registration and other procedures required under applicable SAFE Rules and Regulations for his/her ownership interest in the Company.

(nnn)      PRC Mergers and Acquisitions Rules.  The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “PRC Mergers and Acquisition Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006  and amended on June 22, 2009, including the relevant provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel and the Company understands such legal advice and has fully communicated such legal advice to each of its directors and executive officers that signed the Registration Statement and each such director and executive officer has confirmed that he or she understands such legal advice. The issuance and sale of the Shares, the listing and trading of the Shares on the NASDAQ or the consummation of the transactions contemplated by the Transaction Documents is not and will not be, as of the date hereof or on the Closing Date or the Additional Closing Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the PRC Mergers and Acquisitions Rules, subject to the disclosures under the heading “Risk Factors—Risks Related to Doing Business in the People’s Republic of China—The approval of the China Securities Regulatory Commission, or the CSRC, may be required in connection with this offering under a PRC regulation. The regulation also establishes more complex procedures for acquisitions conducted by foreign investors that could make it more difficult for us to grow through acquisitions” and “Regulation—Regulations Related to M&A and Overseas Listings” in the Registration Statement, Pricing Disclosure Package and Prospectus.

(ooo)      FINRA Affiliation.  Except as described in the Registration Statement, Pricing Disclosure Package and Prospectus, there are no affiliations or associations between (A) any member of the FINRA and (B) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date a draft of the Registration Statement was initially confidentially submitted to the Commission. None of the net proceeds received by the Company from the sale of the Securities hereunder will be paid to a member of FINRA or any affiliate of (or person “associated with,” as such terms are used in the rules of FINRA) such member.

(ppp)      Indemnification and Contribution.  The indemnification and contribution provisions set forth in Section 9 hereof do not contravene PRC or Cayman Islands law or public policy.

(qqq)      PFIC Status.  The Company does not believe that it was classified as a passive foreign investment company as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the taxable year 2015. Based on the Company’s current projections of its income and assets, the value of its assets and the value of its outstanding Ordinary Shares and ADSs, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company does not expect to be classified as a passive foreign investment company as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the taxable year 2016 or in the foreseeable future.

(rrr)         No Restrictions on Controlled Entities; Payment of Dividends.  Except for those encumbrances on the consolidated variable interest entities as provided in the Control Agreements and except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, no Controlled Entity of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Controlled Entity’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such Controlled Entity from the Company or from transferring any of such Controlled Entity’s properties or assets to the Company or any other Controlled Entity of the Company.  Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, under current laws and regulations of the Cayman Islands, Hong Kong, the PRC and any political subdivision thereof, all dividends and other distributions declared and payable on the share capital of the Company or the Controlled Entities may be paid by the Company or such Controlled Entity to the holders thereof outside the PRC in United States dollars and freely transferred out of the Cayman Islands, Hong Kong or the PRC; and except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, all such payments made to holders of the share capital who are non-residents of the Cayman Islands, Hong Kong or the PRC will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands, Hong Kong or the PRC or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands, Hong Kong or the PRC or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any Authorization in the Cayman Islands, Hong Kong or the PRC or any political subdivision or taxing authority thereof or therein.

(sss)        Legality.  Other than Cayman Islands court filings in the normal course of proceedings, the legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Disclosure Package, the Prospectus, this Agreement or the Shares in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

(ttt)         Legal Action.  A holder of the Shares and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction.

(uuu)      Foreign Private Issuer.  The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

In addition, any certificate signed by any executive officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Securities shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each of the Underwriters.

4.             Intentionally Omitted

5.             Further Agreements of the Company.  The Company covenants and agrees with each Underwriter that:

(a)           Required Filings.  The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b)           Delivery of Copies.  The Company will deliver, without charge, (i) to the Representatives, six signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c)           Amendments or Supplements, Issuer Free Writing Prospectuses.  Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d)           Notice to the Representatives.  The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information, including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)           Ongoing Compliance.  (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish, at its own expense, to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law; (2) if at any time prior to the Closing Date or any Additional Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish, at its own expense, to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law; and (3) if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.  Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 8 hereof.

(f)            Blue Sky Compliance.  The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)           Earning Statement.  The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)           Clear Market.  During the period beginning from the date hereof and continuing and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), the Company will not (i) offer, pledge, issue, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any Ordinary Shares or ADSs, or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs (collectively, “Lock-Up Shares”), or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Shares within the meaning of Section 16 of the Exchange Act, or publicly disclose the intention to make any such agreement or transaction, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Lock-Up Shares, in cash or otherwise, without the prior written consent of Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, other than (A) the Shares to be sold hereunder, (B) any Lock-Up Shares issued in connection with the share-based awards outstanding on the date hereof pursuant to any employee performance incentive plans adopted and approved by the Company’s board of directors, (C) the issuance of any share-based awards pursuant to any employee performance incentive plans adopted and approved by the Company’s board of directors as of the date hereof provided the participant of the share-based awards enter into a lock-up agreement pursuant to Section 8(r) herein, (D) the filing of a registration statement on Form S-8 in connection with the registration of Ordinary Shares issuable under any equity incentive plan adopted and approved by the Company’s board of directors, and (E) the issuance by the Company of Lock-Up Shares upon payment of preference dividend to certain preferred shares of amount of US$39.4 million, conversion of preferred shares and the exercise of the option, warrant, and conversion of the convertible bond pursuant to the subscription agreement by and among the Company, Perfect Success Limited and STT GDC Pte. Limited dated December 30, 2015 (the “Subscription Agreement”).  Other than pursuant to (A) to (E) in the foregoing sentence, the Company will not facilitate any shareholder’s conversion of Ordinary Shares to ADSs during the Lock-Up Period and will not release the Depositary from the obligations set forth in, or otherwise amend, terminate or fail to enforce, the Depositary Agreement and the Depositary Letter (as defined below) without the prior written consent of Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC during the Lock-Up Period. The Company will cause each option holder of the Company that has not entered into a lock-up letter as contemplated by Section 8(r) to be subject to and comply with the restrictions set forth in the lock-up letter including (x) providing each such option holder notice of such restrictions immediately upon closing of the offering and (y) including a legend with respect to such restrictions on the certificates evidencing the Ordinary Shares to be issued to any such option holder upon exercise of the options or vesting of awards during the Lock-Up Period.

If Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 8(r) hereof for an executive officer or director of the Company and provide the Company with notice of the impending release or waiver substantially in the form of Exhibit B hereto at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(i)            No Release.  The Company will not release in part or in full for any cause Perfect Success Limited or any of its successors or assigns from the lock-up obligations set forth in the subscription agreement by and among the Company, Perfect Success Limited and STT GDC Pte. Limited dated December 30, 2015, or otherwise amend, waive, supplement, suspend, terminate, or fail to enforce any of such terms or conditions therein, without the prior written consent of Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC during the Lock-Up Period.

The Company agrees that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations of the Company contained in this paragraph and hereby waives any objections to the grant of the equitable remedy of specific performance to prevent or restrain breaches of this paragraph (including any objection on the basis that there is an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity).  In addition to being entitled to exercise all rights provided herein, Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC will be entitled to specific performance of this section, including to seek an injunction or injunctions to prevent breaches of this paragraph by the Company.

(j)            Use of Proceeds.  The Company will apply the net proceeds from the sale of the Shares as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds”.  The Company will not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner (i) as would require the Company or any of the Controlled Entities to register as an investment company under the Investment Company Act, or (ii) that would result in the Company being not in compliance with any applicable SAFE Rules and Regulations. The Company will not, and will cause the Controlled Entities not to, directly or indirectly, use the proceeds of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Controlled Entity, joint venture partner or other person to fund or facilitate any activities or business of or with any person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions.  Neither the Company nor the Controlled Entities intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(k)           No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(l)            Exchange Listing.  The Company will use its best efforts to list for quotation the Shares on the Nasdaq Global [Select] Market (the “NASDAQ”).

(m)          Reports.  During the period of two years from the date of this Agreement, the Company will furnish to the Representatives, as soon as they are available, copies of all reports, definitive proxy statements or other communications (financial or other) furnished to holders of the Shares, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(n)           Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(o)           Filings.  The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(p)           Directed Share Program.  The Company will ensure that the Reserved ADSs will be restricted to the extent required by the FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. Piper Jaffray & Co. will notify the Company as to which Directed Share Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time. The Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Reserved ADSs are offered in connection with the Directed Share Program.

(q)           Emerging Growth Company; Foreign Private Issuer.  The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company or a Foreign Private Issuer at any time prior to the later of (i) completion of the distribution of Shares within the meaning of the Securities Act and (ii) completion of the 180-day restricted period referred to in Section 5(h) hereof.

(r)            Tax Indemnity.  The Company will  indemnify and hold harmless the Underwriters against any documentary, stamp, registration or similar issuance tax, including any interest and penalties, on the creation, issue and sale of the Shares by the Company to the Underwriters and on the execution and delivery of this Agreement and on payment received by the Underwriters under this Agreement; for the avoidance of doubt, this indemnity does not extend to any income tax assessed on the net income of any Underwriter. All indemnity payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges.  In that event, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction had been made; provided, however, that no such additional amounts shall be paid by the Company in respect of any taxes, duties or charges that would not have been imposed but for the failure of an Underwriter to provide any form or certificate that such Underwriter is legally able to provide but only to the extent that, if such form or certificate had been provided, it would have reduced or eliminated such taxes, duties or charges.

(s)            SAFE Compliance.  The Company will use its best efforts to comply in all material respects with the SAFE Rules and Regulations, and will use commercially reasonable efforts to cause its shareholders named in the Company’s share register and option holders that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply in all material respects with the SAFE Rules and Regulations applicable to them in connection with the Company, including without limitation, requesting each shareholder named in the Company’s share register and option holder, that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(t)            Deposit of Underlying Ordinary Shares.  The Company will deposit the Underlying Ordinary Shares represented by the Shares with the Depository in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that Underwritten Shares or Option Shares, as the case may be, will be issued by the Depositary against receipt of such Underlying Ordinary Shares and delivered to the Underwriters on the Closing Date or the Additional Closing Date, as the case may be.

(u)           License of Trademarks.  Upon request of any Underwriter, the Company will furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the offering of the Shares.

(v)           Judgment and Approval.  The Company agrees that (i) it will not attempt to avoid any judgment in connection with this Agreement obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering of the Shares, it will use its best efforts to obtain and maintain all approvals required, if any, in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares; and (iii) it will use its best efforts to obtain and maintain all approvals required, if any, in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(w)          Compliance with Securities Laws. The Company will use its best efforts to comply with the Sarbanes-Oxley Act, the Securities Act, the Exchange Act, the applicable rules and regulations of the Commission, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley Act) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the NASDAQ (the “Securities Laws”), and use its best efforts to cause the Company’s directors and executive officers, in their capacities as such, to comply with the Securities Laws.

(x)           Compliance with Rule 433.  The Company will comply with Rule 433(d) and Rule 433(g) under the Securities Act.

(y)           No Other Prospectus.  The Company agrees not to, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any ordinary shares or ADSs by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Ordinary Shares or the Shares, in each case other than the Prospectus.

6.             Intentionally Omitted

7.             Certain Agreements of the Underwriters.  Each Underwriter hereby represents and agrees that:

(a)           It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)           It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c)           It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

(d)           Any Testing the Waters Communications conducted by it were with entities that are qualified institutional buyers as defined in Rule 144A under the Securities Act or accredited investors as defined in Rule 501(a) under the Securities Act.

(e)           Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required be filed by the Company thereunder, but for the action of the Underwriter.

8.             Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on an Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)           Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the best knowledge of the Company after due inquiry, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the

Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)           Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or such Additional Closing Date, as the case may be; and the statements of the Company and its executive officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or such Additional Closing Date, as the case may be.

(c)           No Material Adverse Change.  No event or condition of a type described in Section 3(h) hereof or that would give rise to a right of termination under Section 11 hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or such Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d)           Officer’s Certificate.  The Representatives shall have received on and as of the Closing Date or such Additional Closing Date, as the case may be, a certificate of the chief executive officer and the chief financial officer of the Company (x) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the best knowledge of such executive officers, the representations of the Company set forth in Sections 3(b) and 3(f) hereof are true and correct, (y) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or such Additional Closing Date, as the case may be, and (z) to the effect set forth in paragraphs (a) and (c) above.

(e)           Comfort Letters.  (i) On the date of this Agreement and on the Closing Date or such Additional Closing Date, as the case may be, KPMG Huazhen LLP shall have furnished to the Representatives letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or such Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(ii) On the date of this Agreement and on the Closing Date or such Additional Closing Date, as the case may be, the Company shall have furnished to the Representative a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to the preparation, completeness and accuracy of certain financial data and operating data contained in the Pricing Disclosure Package and the Prospectus,

providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representative.

(f)            Opinion and 10b-5 Statement of U.S. Counsel for the Company.  Simpson Thacher & Bartlett LLP, U.S. counsel for the Company, shall have furnished to the Representatives, their written opinion and 10b-5 statement, dated the Closing Date or such Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(g)           Opinion of Cayman Islands Counsel for the Company. Conyers Dill & Pearman, Cayman Islands counsel for the Company, shall have furnished to the Representatives, their written opinion, dated the Closing Date or such Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(h)           Opinion of Hong Kong Counsel for the Company. Chiu, Szeto & Cheng, Hong Kong counsel for the Company, shall have furnished to the Representatives, their written opinion, dated the Closing Date or such Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(i)            Opinion of PRC Counsel for the Company.  King & Wood Mallesons, PRC counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Closing Date or such Additional Closing Date, as the case may be, and addressed to the Company in form and substance reasonably satisfactory to the Representatives.

(j)            Opinion and 10b-5 Statement of U.S. Counsel for the Underwriters.  The Representatives shall have received on and as of the Closing Date or such Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Fenwick & West LLP, U.S. counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k)           Opinion of PRC Counsel for the Underwriters.  The Representatives shall have received on and as of the Closing Date or such Additional Closing Date, as the case may be, an opinion of Fangda Partners, PRC counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(l)            Opinion of Counsel for the Depositary. The Representatives shall have received an opinion, on and as of the Closing Date or such Additional Closing Date, as the case may be, of Ziegler, Ziegler & Associates LLP, counsel for the Depositary, addressed to the Underwriters in form and substance reasonably satisfactory to the Representatives.

(m)          No Legal Impediment to Issuance and/or Sale.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Agency that would, as of the Closing Date or such Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company, the listing and trading of the Shares on the NASDAQ or the consummation of the transactions contemplated by the Transaction Documents; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or such Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company, the listing and trading of the Shares on the NASDAQ or the consummation of the transactions contemplated by the Transaction Documents.

(n)           No Change in PRC Mergers and Acquisition Rules.  There shall not be any material adverse legislative or regulatory developments related to the PRC Mergers and Acquisition Rules which in the reasonable judgment of the Representatives would make it inadvisable or impractical to proceed with the public offering or the delivery of the Securities and the Underlying Ordinary Shares being delivered on the Closing Date or such Additional Closing Date, as the case may be, on the terms and in the manner contemplated in this Agreement.

(o)           Good Standing.  The Representatives shall have received on and as of the Closing Date or such Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its Controlled Entities in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(p)           Exchange Listing.  The Shares to be delivered on the Closing Date or such Additional Closing Date, as the case may be, shall have been approved for listing on the NASDAQ.

(q)           No FINRA Objection.  FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(r)            Lock-up Agreements.  The “lock-up” agreements, each substantially in the form of Exhibit D hereto, between the Representatives and shareholders, officers and directors and certain option holders of the Company listed in the Schedule I to the Exhibit D hereto relating to sales and certain other dispositions of Ordinary Shares, ADSs and/or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or such Additional Closing Date, as the case may be.

(s)            Deposit Agreement.  The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Underlying Ordinary Shares and the issuance of the Shares in accordance with the Deposit Agreement.

(t)            Depositary’s Certificate. The Depositary shall have furnished or caused to be furnished to the Representatives on the Closing Date or such Additional Closing Date, as the case may be, certificates satisfactory to the Representatives evidencing the deposit with it of the Underlying Ordinary Shares being so deposited against issuance of ADRs evidencing the Shares to be delivered by the Company on such Closing Date or such Additional Closing Date, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such Shares pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(u)           Depositary Letter.  The Company shall have entered into a side letter agreement with the Depositary, substantially in the form and substance set forth in Exhibit D hereto (the “Depositary Letter”), instructing the Depositary, during the Lock-Up Period, not to accept any deposit of any Ordinary Shares in the Company’s ADR facility or issue any new ADSs to any such person except pursuant to written authorization from the Company.

(v)           DTC Eligibility.  On or prior to the Closing Date or such Additional Closing Date, the Shares shall be eligible for clearance and settlement through the facilities of DTC.

(w)          Use of Offering Materials.  No Issuer Free Writing Prospectus, Preliminary Prospectus or amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus shall have been filed without the written consents of the Representatives.

(x)           Additional Documents.  On or prior to the Closing Date or such Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Additional Closing Date or otherwise.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9.             Indemnification and Contribution.

(a)           Indemnification of the Underwriters by the Company.  The Company agrees to indemnify and hold harmless each Underwriter and its partners, members and affiliates, and their respective directors, officers and agents, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any loss, claim, damage, liability, litigation, investigation, suit, action or proceeding (whether or not such Indemnified Person (as defined below) is a party thereto), whether commenced or threatened, and in connection with the enforcement of this provision with respect to any of the above, in each case, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement or the Exchange Act Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

The Company further agrees to indemnify and hold harmless Piper Jaffray & Co. and its affiliates and each person, if any, who controls Piper Jaffray & Co. within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arising out of or based upon the failure of any Directed Share Participant to pay for and accept delivery of Reserved ADSs that the Directed Share Participant agreed to purchase, or (iii) arising out of, related to, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the willful misconduct or gross negligence of the Designated Entities.

(b)           Indemnification of the Company.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus under the caption “Underwriting”: (i) their respective names appearing in the first paragraph, (ii) the concession and reallowance figure appearing in the third paragraph, (iii) as to China Renaissance Securities (Hong Kong) Limited, the third sentence in the fourth paragraph,

(iv) their respective names and addresses in the fifth paragraph, (v) the tenth paragraph, (vi) the first, second, fifth and sixth sentences in the eighteenth paragraph and (vii) the first sentence in the nineteenth paragraph.

(c)           Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 9.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person will be entitled to participate therein and, shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred; provided, however, that if indemnity may be sought pursuant to the second paragraph of Section 9(a) above in respect of such proceeding, then in addition to such separate firm of the Underwriters, their affiliates and such control persons of the Underwriters the indemnifying party shall be liable for the fees and expenses of not more than one separate firm (in addition to any local counsel) for Piper Jaffray & Co. for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, its affiliates, directors, officers and all persons, if any, who control Piper Jaffray & Co. within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)                                 Contribution.  If the indemnification provided for in paragraphs (a) and (b) and above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares.  The relative fault of the Company, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  Limitation on Liability.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of paragraph (d) above, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)                                   Non-Exclusive Remedies.  The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10.                               Effectiveness of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11.                               Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Shares, prior to an Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by United States federal, New York State, Cayman Islands, Hong Kong or PRC authorities; (iv) there is any major disruption of settlements of securities, payment, or clearance services in the United States, Cayman Islands, Hong Kong or the PRC; or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, or any change in U.S., PRC, Hong Kong, Cayman Islands or international financial, political or economic conditions or currency exchange rates or exchange controls, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or an Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus, or to enforce contracts for the sale of Shares.

12.                               Defaulting Underwriter.

(a)                                 If, on the Closing Date or an Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms.  If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or such Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 12, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)                                 If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or an Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)                                  If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or an Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on such Additional Closing Date, shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 13 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.

(d)                                 Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

13.                               Payment of Expenses.

(a)                                 Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the

Securities Act of the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum or Canadian wrapper (including the related fees and expenses of counsel for the Underwriters); (vi) the cost of issuing Shares; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred by the Company in connection with any filing with, and clearance of the offering by, FINRA, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the FINRA of the terms of the sale of the Shares; (ix) all travel and lodging expenses of the officers, directors and other members of the Company in connection with any “road show” presentation or testing-the-waters presentation to potential investor, to the extent incurred by the Underwriters on behalf of such persons, and the cost of chartering aircraft for the Company and Underwriters in connection with the roadshow or testing-the-waters process; and (x) all expenses and application fees related to the listing of the Shares on the NASDAQ, (xi) all of the fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by Piper Jaffray & Co.  It is understood, however, that except as provided in clause (ix) in this Section 13(a) and Section 13(b), the Underwriters will pay expenses incurred by the Underwriters in connection with any “road show” presentation or testing-the-waters presentation; and except as provided in Section 9, clauses (v), (viii), and (xi) in this Section 13(a) and Section 13(b), the Underwriters will pay fees and disbursements of their counsel.

(b)                                 If the purchase of the Shares by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 12 hereof, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

14.                               Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein and the affiliates of each Underwriter referred to in Section 9 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15.                               Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

16.                               Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

17.                               Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18.                               Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)                                 No Other Relationship.  The Representatives have been retained solely to act as underwriters in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Representatives, on the other hand, have been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Representatives have advised or is advising the Company on other matters;

(b)                                 Arms’ Length Negotiations.  The price of the Shares set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; and

(c)                                  Absence of Obligation to Disclose.  The Company has been advised that the Representatives and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship.

(d)                                 Waiver.  The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

19.                               Miscellaneous.

(a)                                 Authority of the Representations.  Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b)                                 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representatives Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010 (fax: ______); Attention: ______, J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk, Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, (fax: ______); Attention: ______ ,  RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York, (fax: ______); Attention: ______, and China Renaissance Securities (Hong Kong) Limited, Units 8107-08, Level 81, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong  (fax: ______); Attention: ______:.  Notices to the Company shall be given to it at 2/F, Tower 2, Youyou Century Place, 428 South Yanggao Road, Pudong, Shanghai 200127, (fax:______); Attention: Daniel Newman, Chief Financial Officer of the Company.

(c)                                  Governing Law and Jurisdiction.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.  The Company hereby submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in the City of New York (the “New York Courts”) in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in the New York Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Law Debenture Corporate Services Inc., as their authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 17(b), shall be deemed in every respect effective service of process upon the Company, as applicable, in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.  The Company irrevocably waives, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property and assets (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise), the Company hereby irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(d)                                 Judgment Currency.  The Company agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the

“judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(e)                                  Waiver of Jury Trial.  Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f)                                   Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g)                                  Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h)                                 Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

GDS Holdings Limited

By:
Title:

Accepted: As of the date first written above

CREDIT SUISSE SECURITIES (USA) LLC

By:
Authorized Signatory

J.P. MORGAN SECURITIES LLC

By:
Authorized Signatory

CITIGROUP GLOBAL MARKETS INC.

By:
Authorized Signatory

RBC CAPITAL MARKETS, LLC

By:
Authorized Signatory

CHINA RENAISSANCE SECURITIES (HONG KONG) LIMITED

By:
Authorized Signatory

For themselves and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

Schedule 1

Underwriter	Number of Shares
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities LLC
Citigroup Global Markets Inc.
RBC Capital Markets, LLC
China Renaissance Securities (Hong Kong) Limited
Credit Agricole Securities (USA) Inc.

Total

Sch. 1-1

Annex A

a.  Pricing Disclosure Package

[List each Issuer Free Writing Prospectus to be included in the Pricing Disclosure Package]

[b.  Pricing Information Provided Orally by Underwriters

[Set out key information included in script that will be used by Underwriters to confirm sales]

Annex A-2-1

Annex B

Written Testing-the-Waters Communications

Company presentation dated May 2016.

Company presentation dated August 2016.

Company presentation dated September 2016.

[Note: to include any others]

Annex B-1

Annex C

Pricing Term Sheet

Exhibit A

[ ], 2016

(in alphabetical order)

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, NY 10281

China Renaissance Securities (Hong Kong) Limited

Units 8107-08, Level 81, International Commerce Centre

1 Austin Road West

Kowloon, Hong Kong

To Whom It May Concern:

In reliance on Section 5(d) of the Securities Act of 1933, as amended (the “Act”), GDS Holdings Limited (the “Issuer”) hereby authorizes Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC (“J.P. Morgan”), Citigroup Global Markets Inc., RBC Capital Markets, LLC and China Renaissance Securities (Hong Kong) Limited, and their respective affiliates and their respective employees (the “Authorized Underwriters”), to engage on behalf of the Issuer in oral and written communications with potential investors that are “qualified institutional buyers”, as defined in Rule 144A under the Act, or institutions that are “accredited investors”, as defined in Regulation D under the Act, to determine whether such investors might have an interest in the Issuer’s contemplated initial public offering (“Testing-the-Waters Communications”).  A “Written Testing-the Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.  The Issuer has advised the Authorized Underwriters that it does not intend to provide or authorize any written communications to potential investors other than communications that are solely administrative in nature.

The Issuer represents that it is an “emerging growth company” as defined in Section 2(a)(19) of the Act (“Emerging Growth Company”) and agrees to promptly notify the Authorized Underwriters in writing if the Issuer hereafter ceases to be an Emerging Growth Company while this authorization is in effect.  If at any time following the distribution of any Written Testing-the-Waters Communication there occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Issuer will promptly notify the Authorized Underwriters and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such  untrue statement or omission.

Nothing in this authorization is intended to limit or otherwise affect the ability of the Authorized Underwriters, to engage in communications in which they could otherwise lawfully engage in the absence of this authorization, including, without limitation, any written communication containing only one or more of the statements specified under Rule 134(a) under the Act. This authorization shall remain in effect until the Issuer has provided to the Authorized Underwriters a written notice revoking this authorization.  All notices as described herein shall be sent to Credit Suisse Securities (USA) LLC by email to the attention of Alain Lam at alain.lam@credit-suisse.com, with a copy to Thomas Hall at tom.hall@credit-suisse.com and to J.P. Morgan by email to the attention of Yaniv Ghitis at yaniv.ghitis@jpmorgan.com, with a copy to Sean Wu at sean.x.wu@jpmorgan.com and.

Sincerely,

GDS Holdings Limited

Name:
Title:

Exhibit B

[Form of Waiver of Lock-up]

GDS Holdings Limited
Public Offering of American Depositary Shares

, 20__

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by GDS Holdings Limited (the “Company”) of              American Depositary Shares (the “ADSs”), each representing              Class A ordinary shares, par value $0.00005 per share (the “Ordinary Shares”), of the Company and the lock-up letter dated                                     , 20     (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated                                     , 20    , with respect to              Ordinary Shares (the “Shares”).

Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective                                     , 20     ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release].  This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

Credit Suisse Securities (USA) LLC

By:
Authorized Signatory

J.P. MORGAN SECURITIES LLC

By:
Authorized Signatory

cc:  Company

Exhibit C

[Form of Press Release]

GDS Holdings Limited
[Date]

GDS Holdings Limited (“[Company]”) announced today that Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, the book-running managers in the Company’s recent public sale of            American Depositary Shares, is [waiving] [releasing] a lock-up restriction with respect to             ordinary shares of the Company held by [certain officers or directors] [an officer or director] of the Company.  The [waiver] [release] will take effect on                                         ,  20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Schedule I to Exhibit D

Directors and Executive Officers

William Wei Huang

Daniel Newman

Sio Tat Hiang

Erik Ho Ping Siao

Peter Ping Hua

Hua Chen

Satoshi Okada

Bruno Lopez

Lee Choong Kwong

Lim Ah Doo

Bin Yu

Chang Sun

Zulkifli Baharudin

Jonathan King

Wei Xu

Yilin Chen

Liang Chen

Yan Liang

Shareholders

Global Data Solutions Limited

EDC Group Limited

GDS Enterprises Limited

SBGD Investment Limited

Ofira Capital Limited

Best Million Group Limited

Fortune Million International Corporation

Linmax Asia Limited

Solution Leisure Investment Limited

Maxpoint Development Limited

Forebright Management Limited

Seabright SOF (I) Paper Limited

SBCVC Fund II, L.P.

SBCVC Company Limited

SBCVC Fund II-Annex, L.P.

SBCVC Venture Capital

SBCVC Fund III, L.P.

STT GDC Pte. Ltd.

Certain Option Holders

[to be updated]

Exhibit D

FORM OF LOCK-UP AGREEMENT

                  , 20

(in alphabetical order)

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, NY 10281

China Renaissance Securities (Hong Kong) Limited

Units 8107-08, Level 81, International Commerce Centre

1 Austin Road West

Kowloon, Hong Kong

As Representatives of
the several Underwriters listed in
Schedule 1 to the Underwriting

Agreement referred to below]

Re:          GDS Holdings Limited — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with GDS Holdings Limited, an exempted company incorporated in the Cayman Islands (the “Company”), providing for the public offering (the “Public Offering”)

by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of American Depositary Shares (the “ADSs”), each ADS representing                   Class A ordinary shares of the Company, par value $0.00005 per share (collectively with Class B ordinary shares  of the Company, par value $0.00005 per share, “Ordinary Shares”).  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC on behalf of the Underwriters, the undersigned will not, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending 180 days after the date of the prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”) , (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, the ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs (including without limitation, Ordinary Shares, ADSs or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), which for avoidance of doubt, shall include any Ordinary Shares issued as preference dividend (collectively, the “Lock-Up Shares”), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Shares within the meaning of Section 16 of the Exchange Act, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Shares, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Shares, in each case other than (A) the Shares to be sold by the undersigned pursuant to the Underwriting Agreement, (B) transactions relating to the Lock-Up Shares acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Shares acquired in such open market transactions, (C) for natural persons, transfers of Lock-Up Shares to a family member, or to a trust or entity beneficially owned or controlled by or formed for the benefit of the undersigned and/or a family member, (D) for institutions, transfers of Lock-Up Shares to an “affiliate” of the undersigned, as such term is defined in the Securities Act of 1933, as amended, (E) the exercise of any of the undersigned’s rights to acquire Ordinary Shares upon the exercise or vesting, as the case may be, of equity awards that were granted under the Company’s equity incentive plans (the “Incentive Plans”) and outstanding as of the date of the Prospectus (it being understood that any subsequent sale, transfer or disposition of any Ordinary Shares issued upon exercise of such equity awards under the Incentive Plans shall be subject to the restrictions set forth in this Letter Agreement), (F) Lock-Up Shares sold or tendered to the Company by the undersigned or withheld by the Company for tax withholding purposes in connection with the exercise or vesting of equity awards that are subject to a taxable event upon exercise or vesting, (G) transfers of the Lock-Up Shares as a bona fide gift or gifts, or through will or intestacy, and (H) distributions of the Lock-Up Shares to members or stockholders of the undersigned, and for partnerships or venture capital funds to another partnership or fund that controls, is controlled by or is under common control with the undersigned or as part of a disposition, transfer or distribution by the undersigned to its general and limited partners, investors or equity holders; provided that in the case of any transfer or distribution pursuant to clause (C), (D), (G) or (H), each transferee, donee or distributee shall execute and deliver to the Representative a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (C), (D), (G) or (H), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above).  If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Shares the undersigned may purchase in the Public Offering. In addition, nothing in this Letter Agreement shall prohibit the undersigned from establishing a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that  such plan does not provide for the transfer of the Lock-Up Shares during the Restricted Period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of the Lock-Up Shares may be made under such plan during the Restricted Period. The undersigned hereby also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Shares unless such transfer is in compliance with the foregoing restrictions.

If the undersigned is an executive officer or director of the Company, (i) Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC on behalf of the Underwriters agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of the Lock-Up Shares, Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC on behalf of the Underwriters will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC on behalf of the Underwriters hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a)

the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned hereby agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Letter Agreement during the period from the date of this Letter Agreement to the expiration of the Restricted Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written consent from the Company.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement.  All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective by                 , 20      , or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.  The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

[NAME OF SHAREHOLDER]/[NAME OF OFFICER AND DIRECTOR]/ [NAME OF OPTION HOLDER]

By:
Name:
Title:

LOCK-UP AGREEMENT

(applicable to STT only)

                  , 20

(in alphabetical order)

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, NY 10281

China Renaissance Securities (Hong Kong) Limited

Units 8107-08, Level 81, International Commerce Centre

1 Austin Road West

Kowloon, Hong Kong

As Representatives of
the several Underwriters listed in
Schedule 1 to the Underwriting

Agreement referred to below]

Re:          GDS Holdings Limited — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting

Agreement”) with GDS Holdings Limited, an exempted company incorporated in the Cayman Islands (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of American Depositary Shares (the “ADSs”), each ADS representing              Class A ordinary shares of the Company, par value $0.00005 per share (“Ordinary Shares”).  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC on behalf of the Underwriters, the undersigned will not, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending 180 days after the date of the prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”) , (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, the ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs (including without limitation, Ordinary Shares, ADSs or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), which for avoidance of doubt, shall include any Ordinary Shares issued as preference dividend (collectively, the “Lock-Up Shares”), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Shares within the meaning of Section 16 of the Exchange Act, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Shares, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Shares, in each case other than (A) the Shares to be sold by the undersigned pursuant to the Underwriting Agreement, (B) transactions relating to the Lock-Up Shares acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Shares acquired in such open market transactions, (C) for natural persons, transfers of Lock-Up Shares to a family member, or to a trust or entity beneficially owned or controlled by or formed for the benefit of the undersigned and/or a family member, (D) for institutions, transfers of Lock-Up Shares to an “affiliate” of the undersigned, as such term is defined in the Securities Act of 1933, as amended, (E) the exercise of any of the undersigned’s rights to acquire Ordinary Shares upon the exercise or vesting, as the case may be, of equity awards that were granted under the Company’s equity incentive plans (the “Incentive Plans”) and outstanding as of the date of the Prospectus (it being understood that any subsequent sale, transfer or disposition of any Ordinary Shares issued upon exercise of such equity awards under the Incentive Plans shall be subject to the restrictions set forth in this Letter Agreement), (F) Lock-Up Shares sold or tendered to the Company by the undersigned or withheld by the Company for tax withholding purposes in connection with the exercise or vesting of equity awards that are subject to a taxable event upon exercise or vesting, (G) transfers of the Lock-Up Shares as a bona fide gift or gifts, or through will or intestacy, and (H) distributions of the Lock-Up Shares to members or stockholders of the undersigned, and for partnerships or venture capital funds to another partnership or fund that controls, is controlled by or is under common control with the undersigned or as part of a disposition, transfer or distribution by the undersigned to its general and limited partners, investors or equity holders; provided that in the case of any transfer or distribution pursuant to clause (C), (D), (G) or (H), each transferee, donee or distributee shall execute and deliver to the Representative a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (C), (D), (G) or (H), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above).  If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Shares the undersigned may purchase in the Public Offering. In addition, nothing in this Letter Agreement shall prohibit the undersigned from establishing a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that  such plan does not provide for the transfer of the Lock-Up Shares during the Restricted Period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of the Lock-Up Shares may be made under such plan during the Restricted Period. The undersigned hereby also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Shares unless such transfer is in compliance with the foregoing restrictions.

If the undersigned is an executive officer or director of the Company, (i) Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC on behalf of the Underwriters agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of the Lock-Up Shares, Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC on behalf of the Underwriters will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC on behalf of the Underwriters hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement.  All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective by                 , 20      , or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.  The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

STT GDC PTE LTD

By:
Name:
Title